UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  1-14667

WASHINGTON	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed in the Current Report on Form 8-K that was filed by WMI Holdings Corp. (formerly known as Washington Mutual, Inc. (“Reorganized WMI”)) on March 23, 2012, Reorganized WMI issued (i) $110 million aggregate principal amount of its 13% Senior First Lien Notes due 2030 (the “First Lien Notes”) under an indenture, dated as of March 19, 2012, between Reorganized WMI and Wilmington Trust, National Association, as Trustee and (ii) $20 million aggregate principal amount of its 13% Senior Second Lien Notes due 2030 (collectively with the First Lien Notes, the “Runoff Notes”) under an indenture, dated as of March 19, 2012, between Reorganized WMI and Law Debenture Trust Company of New York, as Trustee.

Pursuant to the Seventh Amended Joint Plan of Affiliated Debtors under Chapter 11 of the United States Bankruptcy Code filed by Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (collectively, the “Debtors”) with the United States Bankruptcy Court for the District of Delaware (the “Court”) on December 12, 2011, as subsequently modified and filed by WMI in the Current Report on Form 8-K on March 1, 2012 (the “Plan”), eligible creditors were entitled to elect to receive a distribution of Runoff Notes in lieu of cash that was distributed pursuant to the Plan on or about on March 19, 2012.  To the extent that eligible creditors did not elect all of the Runoff Notes, any remaining balance of the Runoff Notes was transferred to WMI Liquidating Trust (the “Trust”) for the benefit of the Trust’s beneficiaries, which trust was formed pursuant to the Plan on March 6, 2012, when the Debtors entered into a liquidating trust agreement with William C. Kosturos as the liquidating trustee (the “Trustee”), and CSC Trust Company of Delaware as the Delaware resident trustee.

On March 1, 2013, the Trust received approximately $24.8 million in cash from Reorganized WMI in connection with an ordinary course payment of interest and a partial redemption of the First Lien Notes (the “Redemption”).  This cash payment represents a redemption of approximately 15.6% of the Runoff Notes held by the Trust as of the date hereof.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the assets of the Trust.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future payments to holders of beneficial interests in the Trust (“Liquidating Trust Interests”) and are subject to risks and uncertainties that are difficult to predict.  These risks include, among other factors: (i) the Trust’s ability to obtain Court approval with respect to motions in the Debtors’ chapter 11 proceedings prosecuted by the Trust from time to time; (ii) the Trust’s ability to resolve disputed claims; (iii) risks associated with any litigation and other claims that might be brought against the Debtors or by or against the Trust in the future during the anticipated initial three year term of the Trust (which term may be extended for up to three more years or a maximum of six years, subject to certain limited exceptions, with the approval of the Court); and (iv) there is no liquidity for the Liquidating Trust Interests issued by the Trust, which are non-certificated and non-transferable other than by will, intestate succession or operation of law.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: March 7, 2013	By:	/s/ John Maciel
John Maciel
Chief Financial Officer, WMI Liquidating Trust

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